BusinessMall.com Announces The Dismissal Of The Involuntary Petition
                   Filed For Chapter 11 Bankruptcy Protection

Clearwater, FL - January 11, 2001 - BusinessMall.com, Inc, (OTC-BB:BMAL) announced today that the United States Bankruptcy Court for the State of Florida, has dismissed the involuntary petition for relief under Chapter 11 of the US Bankruptcy Code filed in September by ITS Billing and Damian Freeman. The Company has also reached a separate settlement with ITS Billing and Damian Freeman.

"This settlement is a strategic step taken by the Company as part of its on-going efforts to restructure and ultimately strengthen the Company," said John Scafidi, Chairman and CEO. "We believe we'll be able to reposition BusinessMall to be a profitable and competitive company well into the future. Under the release of the bankruptcy petition, BusinessMall will be able to proceed with the necessary steps in order to satisfy the interest of our creditors."

The Company also announced that it has discontinued its e-commerce operations. "It has become apparent that the prospect for profitability of a company engaged in the e-commerce industry is not assured," stated Scafidi. "Our intentions are to put the focus back on telecommunications. The decision to shut down our Internet business was difficult, however, we feel that changing our focus at this time will protect the interest of our many shareholders and should ensure that our business has an opportunity to develop and move forward."

This press release contains forward-looking statements. The words "estimates", "pursuing" and "seeking" and similar expressions identify forward-looking statements, which speak only as to the date of the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject to include, but not limited to, the effect of government regulation, competition and other material risks.

Contact:
Erin Meehan
Corporate Communications   (727) 409-2319